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                                                                    EXHIBIT 23.1

                       Independent Accountant's Consent
                       --------------------------------



Board of Directors
Buttrey Food and Drug Stores Company:

We consent to incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-27815, 33-59236, 33-70750, and 33-94590) and Form S-3 (No.
33-80688) of Buttrey Food and Drug Stores Company of our report dated April 10, 1998 relating to the consolidated balance sheets of Buttrey Food and Drug Stores Company and subsidiary as of January 31, 1998, February 1, 1997 and February 3, 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the fiscal years in the three-year period ended January 31, 1998, which report appears in the Annual Report on Form 10-K of Buttrey Food and Drug Stores Company for the fiscal year ended January 31, 1998.





KPMG Peat Marwick LLP

Billings, Montana
April 27, 1998